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                                                             EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 on Form S-2 to Form S-3 (No. 333-32306) and related Prospectus of Viragen, Inc. for the registration of 000,000 shares of its common stock and to the incorporation by reference therein of our report dated September 6, 2002, with respect to the financial statements of Viragen, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


Miami, Florida
December 17, 2002